UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11075 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2018 Base Salary for Named Executive Officers

On March 5, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tandem Diabetes Care, Inc. (the “Company”), approved a 3.0% merit increase for fiscal year 2018 base salary compensation for Mr. Brian Hansen, the Company’s Executive Vice President and Chief Commercial Officer, and Mr. John F. Sheridan, the Company’s Executive Vice President and Chief Operating Officer. The Compensation Committee was taking action based on the authority delegated to it by the Board. The base salary amounts received for fiscal year 2017 and to be received for fiscal year 2018 by Messrs. Hansen and Sheridan are set forth opposite their names in the table below:

Name	2017 Base Salary	2018 Base Salary(1)
Brian Hansen	$375,000	$386,250
John Sheridan	$375,000	$386,250

(1)	Increases effective on February 24, 2018

2018 Cash Bonus Plan for Executive Officers

On March 5, 2018, the Committee approved the adoption of a cash bonus plan that will be utilized to calculate the cash bonuses that may become payable to the Company’s executive officers and other senior management personnel with respect to fiscal year 2018 (the “2018 Cash Bonus Plan”).  The Committee was taking action based on the authority delegated to it by the Board. The 2018 Cash Bonus Plan is designed to align the interests of plan participants with the Company’s business goals and strategies, and to further the objectives of the Company’s executive compensation program.  As discussed below, the 2018 Cash Bonus Plan is intended to reward plan participants for their individual contributions to the Company’s achievement of pre-established Company financial performance objectives for fiscal year 2018 and significant product development milestones.

Target Cash Bonus Amount

The target cash bonus amount for each plan participant is set as a percentage of the participant’s base salary as determined by the Committee.  The 2018 base salary, target percentage and resulting target cash bonus amount for each named executive officer is set forth in the table below:

Name	2018 Base Salary	Target Percentage	Target Cash Bonus
Brian Hansen	$386,250	50%	$193,125
John Sheridan	$386,250	50%	$193,125

Company Performance Objectives

Cash bonuses may be earned under the 2018 Cash Bonus Plan based on the achievement by the Company of specified financial performance objectives and product development milestones.  The percentage of the target cash bonus for each named executive officer that is subject to the financial objectives and product development milestones, respectively, is set forth in the table below:

Targets	Percentage of Target Bonus
Financial Performance Objectives	80%
Product Development Milestones	20%
TOTAL	100%

Bonus payments under the 2018 Cash Bonus Plan, if any, will be made at the discretion of the Board or the Committee. The financial performance components and product development components of the 2018 Cash Bonus Plan may be earned independent of one another. If the Company does not achieve any portion of any of the financial performance components or the product development components of the 2018 Cash Bonus Plan, no payouts will be made unless the Board or the Committee, in their sole discretion, determines that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.

Company Financial Performance Objectives

The portion of the cash bonuses that relate to the Company financial objectives may be earned based on the Company’s actual revenue for fiscal year 2018 as compared to a pre-established 2018 revenue target (the “Revenue Target”), provided the Company also achieves at least a minimum operating margin percentage (the “Minimum Operating Percentage Target”).  Subject to the foregoing, the Company financial objective portion of the cash bonuses may be earned under the 2018 Cash Bonus Plan as follows:

•

A minimum percentage growth rate over the Company’s actual 2017 revenue, which places the Company’s revenue for 2018 at 75% of the Revenue Target (the “Minimum Revenue Target”), must be achieved for any bonus to be earned under the financial performance objectives portion of the 2018 Cash Bonus Plan.

•

If the Company’s actual revenues are between this Minimum Revenue Target and the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately in a straight-line from 0% to 100%.  If the Company’s actual revenues exceed the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately as a percentage of the Revenue Target.

•

No more than 90% payout can be earned under the financial objectives portion of the 2018 Cash Bonus Plan unless the Company’s actual quarterly Earnings before Interest, Taxes, Depreciation and Amortization (and further excluding non-cash stock based compensation expense and any payment of the 2018 Cash Bonus payable to the Company’s Chief Executive Officer) (“EBITDA”) for fiscal year 2018 is positive (the “EBITDA Goal”).

Company Product Development Milestones

The portion of the cash bonuses that relates to the Company product development milestones generally require the Company to submit regulatory filings or obtain regulatory clearance and commercially launch certain products under development.  Subject to the Committee’s final discretion, an individual product development milestone must be achieved within a required time period for the applicable portion of the 2018 Cash Bonus Plan to be achieved. Overall goal achievement of the Company’s product development milestones will be based on the portion of the product development milestones that the Company actually achieves during fiscal year 2018.

The foregoing summary of the terms of the 2018 Cash Bonus Plan does not purport to be complete and is qualified in its entirety by the terms of the 2018 Cash Bonus Plan, which the Company will file as an exhibit to its Form 10-Q for the fiscal quarter ended March 31, 2018.

Potential Incremental Bonus

If the Company’s actual revenues are above 105% of the Revenue Target, and provided that the Company also achieves both the EBITDA Goal and a secondary minimum operating margin percentage target that reflects more favorable performance as compared to the Minimum Operating Percentage Target, then the 2018 Cash Bonus Plan has two levels of potential incremental overall goal achievement:

•

If the Company’s actual revenues are above 105% of the Revenue Target and up to 115% of the Revenue Target, the percentage of overall goal achievement under the 2018 Cash Bonus Plan will first be calculated as described above, and then the overall goal achievement under the 2018 Cash Bonus Plan will be multiplied by an amount equal to 100% plus one times each percent of revenue achievement above 105% of the Revenue Target and up to 115% of the Revenue Target, and the cash bonus will be calculated based on this modified level of goal achievement; or

•

If the Company’s actual revenues are above 115% of the Revenue Target of the Revenue Target, the percentage of overall goal achievement under the 2018 Cash Bonus Plan will first be calculated as described above, and then the overall goal achievement under the 2018 Cash Bonus Plan will be multiplied by an amount equal to 100% plus two times each percent of revenue achievement above 105% of the Revenue Target, and the cash bonus will be calculated based on this modified level of goal achievement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B Berger
Executive Vice President, General Counsel and Secretary

Date:  March 8, 2018

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